Exhibit 3.1

Delaware The First State Page 1 7869767 8100 SR# 20263369995 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 204214572 Date: 06 - 12 - 26 I, CHARUNI PATIBANDA - SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF REVIVAL OF “OSR HOLDINGS, INC.”, CHANGING ITS NAME FROM "OSR HOLDINGS, INC." TO "OSR HEALTH, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JUNE, A.D. 2026, AT 1:24 O`CLOCK P.M.

STATE OF DELAWARE CERTIFICATE FOR REVIVAL OF CHARTER The corporation organized under the laws of the State of Delaware, the charter of which was voided for non - payment of taxes and/or for failure to file a complete annual report, now desires to procure a revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows : 1. The name of the corporation is O SR HEALTH, INC. and, if different, the name under which the corporation was originally incorporated Bellevue Life Sciences Acquisition Corp. 2. The Registered Office of the corporation in the State of Delaware is located at 8 The Green, STE R (street), in the City of Dover ,County i y{ Kent Zip Code y990y . The name of the Registered Agent at such address upon whom process against this Corporation may be served is Resident Agents Inc 3. The date of filing of the Corporation's original Certificate of Incorporation in Delaware was February 25, 2020 4. The corporation desiring to be revived and so reviving its certificate of incorporation was organized under the laws of this State. 5. The corporation was duly organized and carried on the business authorized by its charter until the 1 day of March A . D . 2026 , at which time its charter became inoperative and void for non - payment of taxes and/or failure to file a complete annual report and the certificate of revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware . By . /S/ Kuk Hyoun Hwang Authorized Officer Name: U k Hyoun Hwang, CEO Print or Type

Expiration Date Status Cost Entity Type Entity Name Reservation Name 8/22/2026 Reserved $75.00 Corporation OSR Health INC. 10598472 Sfafe Oboe/aware Name Reservation Status